EXHIBIT 10.10

STOCKHOLDERS’ AGREEMENT

dated as of

                    , 2003

among

NPTEST HOLDING CORPORATION,

NPTEST HOLDING, LLC

and

CERTAIN OTHER PERSONS NAMED HEREIN

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01.	Composition of the Board	6
Section 2.02.	Removal	7
Section 2.03.	Vacancies	7
Section 2.04.	Action by the Board	8
Section 2.05.	Conflicting Charter or Bylaw Provisions	10
Section 2.06.	Subsidiary Governance	10

ARTICLE 3
RESTRICTIONS ON TRANSFER

Section 3.01.	General	10
Section 3.02.	Legends	11
Section 3.03.	Restrictions on Transfer	11
Section 3.04.	Permitted Transferees	11

ARTICLE 4
REGISTRATION RIGHTS

Section 4.01.	Demand Registration	12
Section 4.02.	Incidental Registration	14
Section 4.03.	Holdback Agreements	16
Section 4.04.	Registration Procedures	16
Section 4.05.	Indemnification by the Company	20
Section 4.06.	Indemnification by Participating Stockholders	20
Section 4.07.	Conduct of Indemnification Proceedings	21
Section 4.08.	Contribution	22
Section 4.09.	Participation in Public Offering	23
Section 4.10.	Other Indemnification	23
Section 4.11.	Cooperation by the Company	24
Section 4.12.	No Transfer of Registration Rights	24

ARTICLE 5
CERTAIN COVENANTS AND AGREEMENTS

Section 5.01.	Information	24

i

ii

STOCKHOLDERS’ AGREEMENT

AGREEMENT dated as of                                 , 2003 (the “Agreement”) among NPTest Holding Corporation (the “Company”), NPTest Holding, LLC (“FP”) and such additional persons as may sign joinder agreements to this Agreement.

W I T N E S S E T H :

WHEREAS, FP is currently the owner of a majority of the Common Stock of the Company;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Adverse Person” means any Person whom the Board determines in good faith is a competitor or a potential competitor of the Company or its Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Stockholder or group of Stockholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation, calculated on a Fully Diluted basis.

“Aggregate Ownership Percentage” means, with respect to any Stockholder (or group of Stockholders), and with respect to any class of Company

Securities, the percentage equal to such Stockholder’s (or group of Stockholders’) Aggregate Ownership of such class of Company Securities divided by all outstanding Common Shares, calculated on a Fully Diluted basis.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco or New York City are authorized by law to close.

“Bylaws” means the bylaws of the Company, as amended from time to time.

“Charter” means the certificate of incorporation of the Company, as the same may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company. “Common Shares” means shares of Common Stock.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, and (iii) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Public Offering” means the first Public Offering of the Company’s Common Stock.

“Five Percent Stockholder” means a Stockholder whose Aggregate Ownership Percentage is 5% or more.

“Fully Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class of Company Securities and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for shares of such class of Company Securities or securities convertible into or exchangeable for shares of such class of Company Securities, provided that, to the extent any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of “Fully Diluted” only upon and to the extent of such vesting.

“Investment” means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including any partnership, limited liability and joint venture interest) of any other Person and (ii) any capital contribution by such Person to any other Person.

“NPTest Foreign Subsidiary” means, with respect to the Company, any entity organized under the laws of a jurisdiction other than a State of the United States of America of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“NPTest Insignificant Subsidiary” means a subsidiary of the Company that does not meet any of the conditions contained in the definition of “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act.

“Permitted Transferee” means any transferee so designated by FP in its sole discretion.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Common Shares and any securities issued or issuable in respect of such Common Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Common Shares are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means (i) all registration and filing fees, (ii) fees and expenses of compliance with any securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4.04(h) hereof), (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for all of the Stockholders participating in the offering selected (A) by FP, in the case of any offering in which FP participates, or (B) in any other case, by the Stockholders holding the majority of Shares to be sold for the account of all Stockholders in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the “NASD”) including fees and expenses of any “qualified independent underwriter” and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Stockholders (or the agents who manage their accounts) or any fees and expenses of underwriter’s counsel.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 144A” means Rule 144A (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder” means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Sections 3.04 or 6.03 or otherwise, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Shortform Registration” means a registration statement on Form S-3 (or any successor form thereto).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party” means a prospective purchaser(s) of Company Securities in an arm’s-length transaction from a Stockholder where such purchaser is not a Permitted Transferee or other Affiliate of such Stockholder.

“Transfer” means, with respect to any Company Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) The term “FP”, to the extent FP shall have transferred any of its Company Securities, shall mean FP and such transferee or transferees, taken together.

(c) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Directors	2.01
Agreement	Preamble
Applicable Holdback Period	4.03
Cause	2.02
Company	Preamble
Demand Registration	4.01(a)
FP	Preamble
FP Stockholder Representative	5.04
Holders	4.01(a)(ii)
Incidental Registration	4.02(a)
Indemnified Party	4.07
Indemnifying Party	4.07
Inspectors	4.04(g)
Maximum Offering Size	4.01(e)
Non-Requesting Stockholder	4.01(a)
Records	4.04(g)
Replacement Nominee	2.03(a)
Stockholder	6.03

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Composition of the Board. (a) The Board shall consist of seven directors, at least a majority of whom will be nominated by FP. At least one of the directors nominated by FP shall be “independent directors” as such term is defined by the rules of the securities exchange or quotation system on which the Common Stock is traded. One director will be the chief executive officer of the Company for so long as he or she is employed by the Company and two independent directors will be nominated by the Chief Executive Officer and FP, provided that each such independent director collectively nominated by the Chief Executive Officer and FP (i) shall not be either an “Affiliate” or an “Associate” (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of FP and (ii) shall be an “independent director” as such term is defined by the rules of the securities exchange or quotation system on which the Common Stock is traded. If the number of directors that comprise the entire Board is increased in accordance with Section 2.04, the number of directors added to the Board (the “Additional Directors”) must be a multiple of two, and FP shall continue to be entitled to nominate at least a majority of the Board as provided in this Section.

(b) Each Stockholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute a proxy or written consent, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(c) The right of FP to nominate a majority of the members of the Board pursuant to this Article 2 shall:

(i) at such time as FP’s Aggregate Ownership Percentage is less than 25%, be reduced to the right to nominate one-fourth of the members of the Board, rounded up to the nearest whole number of members of the Board if such fraction is not a whole number;

(ii) at such time as FP’s Aggregate Ownership Percentage is less than 20%, be reduced to the right to nominate one-fifth of the members of the Board, rounded up to the nearest whole number of members of the Board if such fraction is not a whole number;

(iii) at such time as FP’s Aggregate Ownership Percentage is less than 10%, be reduced to the right to nominate one-tenth of the members of the Board, rounded up to the nearest whole number of members of the Board if such fraction is not a whole number;

(iv) terminate at such time as FP’s Aggregate Ownership Percentage is less than 5%.

The obligations imposed on the Shareholders to give effect to the rights to nominate directors set forth in Section 2.01 shall terminate as to any Person when such Person’s right to nominate a director is terminated.

(d) The Company agrees to take all other necessary actions (including calling a special meeting of the Board and/or stockholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

Section 2.02. Removal. Each Stockholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Common Shares in favor of the removal of any director who shall have been nominated in accordance with Section 2.01, unless such removal shall be for Cause or the Person or Persons entitled to nominate such director shall have consented to such removal in writing, provided that if the Person or Persons entitled to nominate any director pursuant to Section 2.01 shall request in writing the removal, with or without Cause, of such director, such Stockholder shall vote its Common Shares in favor of such removal. Removal for “Cause” shall mean removal of a director because of such director’s (a) willful and continued failure substantially to perform his or her statutory or fiduciary duties with the Company in his or her established position, (b) participation in a fraud, act of dishonesty or other misconduct that is injurious, monetarily or otherwise, to the Company or any of its Subsidiaries, (c) being charged with or pleading guilty to a felony or a crime involving fraud or dishonesty, (d) violation of any state or federal law that has an adverse effect on the Company or (e) abuse of illegal drugs or other controlled substances or habitual intoxication.

Section 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a) the Person or Persons entitled under Section 2.01 to nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may, subject to the provisions of Section 2.01, nominate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director of the Company; and

(b) subject to Section 2.01, each Stockholder then entitled to vote for the election of the Replacement Nominee as a director of the Company agrees that it will vote its Common Shares, or execute a proxy or written consent, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

Section 2.04. Action by the Board. (a) A quorum of the Board shall consist of a majority of the total number of directors, which such majority shall include a majority of the nominees of FP, provided that if FP has not nominated either of its independent directors pursuant to Section 2.01(a) such majority shall include all directors nominated by FP.

(b) All actions of the Board shall require (i) the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board, provided that, if there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

(c) The Board may create executive, compensation, audit, nominating and corporate governance and such other committees as it may determine. During such time as FP’s Aggregate Ownership Percentage is greater than or equal to 25%, FP shall be entitled to majority representation on any committee created by the Board, which majority representation shall consist of any director or directors designated by FP to serve on such committee, provided that if the rules or regulations of the SEC or the securities exchange or quotation system on which the Common Stock is traded require any committee to consist of one or more “independent directors” (as such term is defined by the rules of the securities exchange or quotation system on which the Common Stock is traded), the directors designated to serve on such committee by FP shall be “independent directors”. FP’s entitlement to majority representation on any committee created by the Board shall:

(i) at such time as FP’s Aggregate Ownership Percentage is less than 25%, be reduced to an entitlement to designate one-fourth of the members of each such committee, rounded up to the nearest whole number of members if such fraction is not a whole number;

(ii) at such time as FP’s Aggregate Ownership Percentage is less than 20%, be reduced to an entitlement to designate one-fifth of the members of each such committee, rounded up to the nearest whole number of members if such fraction is not a whole number;

(iii) at such time as FP’s Aggregate Ownership Percentage is less than 10%, be reduced to an entitlement to designate one-tenth of the members of each such committee, rounded up to the nearest whole number of members if such fraction is not a whole number;

(iv) terminate at such time as FP’s Aggregate Ownership Percentage is less than 5%.

(d) At such time as FP’s Aggregate Ownership Percentage is greater than or equal to 25%, no action by the Company (including but not limited to any action by the Board or any committee thereof) shall be taken with respect to any of the following matters without the prior written consent of FP and the affirmative approval of the Board:

(i) the declaration of any dividend on or the making of any distribution with respect to, or the recapitalization, reclassification, redemption, repurchase or other acquisition of, any securities of the Company or any Subsidiary, except as expressly permitted by this Agreement;

(ii) any incurrence, refinancing, alteration of material terms or prepayment by the Company or any Subsidiary of indebtedness for borrowed money in excess of $10,000,000 in the aggregate (or the guaranty by the Company or any Subsidiary of any such indebtedness);

(iii) any approval of the annual business plan, budget and long-term strategic plan of the Company or any Subsidiary;

(iv) any modification of the long-term business strategy or scope of the business of the Company or any Subsidiary or any material customer relationships thereof;

(v) (1) any merger or consolidation of the Company with or into any Person, other than a wholly owned Subsidiary, or of any Subsidiary with or into any Person other than the Company or any other wholly owned Subsidiary, or (2) any sale of the Company or any Subsidiary or any significant operations of the Company or any Subsidiary or any joint venture transaction, acquisition or disposition of assets, business, operations or securities by the Company or any Subsidiary (in a single transaction or a series of related transactions) having a value in each case in this clause (2) in excess of $10,000,000;

(vi) any liquidation, dissolution, commencement of bankruptcy, liquidation or similar proceedings with respect to the Company or any Subsidiary;

(vii) the issuance of any security by the Company or any Subsidiary (not including issuances of such securities in connection with employee or stock option plans previously approved by the Board), other than as specifically contemplated by this Agreement;

(viii) any determination of compensation, benefits, perquisites and other incentives for the Chief Executive Officer or the Chief Financial Officer of the Company or its Subsidiaries and the approval or amendment of any plans or contracts in connection therewith, and any approval or amendment to any equity or other compensation or benefit plans for employees of the Company or its Subsidiaries;

(ix) any appointment or dismissal of any of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer or any other executive officer in any similar capacity of the Company or any Subsidiary;

(x) any amendment to this Agreement, any exercise or waiver of the Company’s rights under this Agreement, any amendment to the Charter or Bylaws or any adoption of or amendment to the certificate of incorporation or bylaws of any Subsidiary; or

(xi) any increase or decrease to the number of Directors that comprise the entire Board of the Company or any Subsidiary.

Section 2.05. Conflicting Charter or Bylaw Provisions. Each Stockholder shall vote its Common Shares or execute proxies or written consents, as the case may be, and shall take all other actions necessary, to ensure that the Company’s Charter and Bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.

Section 2.06. Subsidiary Governance. The Company and each Stockholder agree that (i) the board of directors or other persons performing similar functions of each Subsidiary of the Company (other than any NPTest Foreign Subsidiary and any NPTest Insignificant Subsidiary) shall be comprised of the individuals who are serving as directors on the Board in accordance with Section 2.01 and (ii) the board of directors or other persons performing similar functions of any Subsidiary of the Company shall be subject to all the provisions of this Article 2, including paragraph (d) of Section 2.04. Each Stockholder agrees to vote its Shares and to cause its representatives on the Board, subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreements in this Section 2.06 in respect of any Subsidiary of the Company.

ARTICLE 3

RESTRICTIONS ON TRANSFER

Section 3.01. General. (a) Each Stockholder understands and agrees that the Company Securities acquired prior to the date of this Agreement have not been registered under the Securities Act and are restricted securities under such Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it will not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any applicable foreign or state securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 3.02. Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities that is issued to any Stockholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE FIRST AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF                     , 2003, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM NPTEST HOLDING CORPORATION OR ANY SUCCESSOR THERETO.”

(b) If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

Section 3.03. Restrictions on Transfer. Except with the prior written consent of the Company and FP, no Stockholder shall Transfer any of its Company Securities.

Section 3.04. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, FP may at any time Transfer any or all of its Company Securities to one or more Permitted Transferees without the consent of the Company or any other Stockholder or group of Stockholders, provided that (a) such Permitted Transferee shall, if so required by FP, have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto, and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws; without limiting the foregoing, FP may at any time Transfer, by distribution or otherwise, any or all of its Company Securities to any Schlumberger entity pursuant to that certain Amended and Restated Limited Liability Company Agreement between the parties.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.01. Demand Registration. (a) If, at any time after the end of the Applicable Holdback Period, the Company shall receive a written request from FP that the Company effect the registration under the Securities Act of all or a portion of FP’s Registrable Securities, and specifying the intended method of disposition thereof (a “Demand Registration”), then the Company shall promptly give written notice of such requested registration at least 15 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to each Non-Requesting Stockholder. Upon the Company’s giving notice of a requested registration, the Company will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) the Registrable Securities that the Company has been so requested to register by FP, then held by FP, and

(ii) subject to the restrictions set forth in Section 4.02, all other Registrable Securities of the same class as that requested to be registered by FP which any Non-Requesting Stockholder entitled to request the Company to effect an Incidental Registration pursuant to Section 4.02 (all such Stockholders, together with FP, the “Holders”) have requested the Company to register by written request received by the Company within 15 days after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Company shall not be obligated to effect a Demand Registration unless either (x) the aggregate proceeds expected to be received from the sale of the Common Shares requested to be included in such Demand Registration equal or exceed $10,000,000 or, in the case of a Shortform Registration, $5,000,000 or (y) the remaining portion of Registrable Securities held by FP would be registered pursuant to such Demand Registration. In no event will the Company be required to effect more than one Demand Registration hereunder within any six-month period.

“Non-Requesting Stockholder” means each Stockholder with respect to a Demand Registration that is not FP or a Permitted Transferee of FP.

(b) Promptly after the expiration of the 15-day period referred to in Section 4.01(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, FP may revoke its request for registration, without liability to any of the other Holders, by providing a written notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) FP reimburses the Company for all Registration Expenses of such revoked request.

(c) The Company will be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether it is effected, except as provided in (b)(ii) above.

(d) A Demand Registration shall not be deemed to have occurred

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after any registration statement requested pursuant to this Section 4.01 becomes effective, (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder, or

(ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 4.01(e) such that less than 75% of the Registrable Securities of FP sought to be included in such registration are included.

(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter shall advise the Company and FP that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

(A) first, all Registrable Securities requested to be registered by FP and its Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Securities so requested to be registered),

(B) second, all Registrable Securities requested to be included in such registration by any Non-Requesting Stockholder and its Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Non-Requesting Stockholders and their Permitted Transferees on the basis of the relative number of Registrable Securities so requested to be included in such registration), and

(C) third, any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f) Upon written notice to FP, the Company may postpone effecting a registration pursuant to this Section 4.01 on one occasion during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized national standing shall advise the Company and FP in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interests of the Company.

Section 4.02. Incidental Registration. (a) If, at any time after the First Public Offering, the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 4.02(b), give prompt written notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder, which notice shall set forth such Stockholder’s rights under this Section 4.02 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (an “Incidental Registration”), subject to the provisions of 4.02(b). Upon the written request of any such Stockholder made within 15 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder), the Company will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 4.04(f) on the same terms and conditions as apply to the Company or FP, as applicable, and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 4.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 4.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 4.01. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.02.

(b) If a registration pursuant to this Section 4.02 involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 4.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the

Company will include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

(ii) second, all Registrable Securities requested to be included in such registration by FP and each of its Permitted Transferees, (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities or persons on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration),

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 4.03. Holdback Agreements. If any registration of Registrable Securities shall be in connection with a Public Offering, FP and the Company agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 or Rule 144A under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other security of the Company or of any stock convertible into or exchangeable or exercisable for any Common Stock (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of the applicable registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as the Company and the lead managing underwriter shall agree and (ii) 180 days (such lesser period, the “Applicable Holdback Period”).

Section 4.04. Registration Procedures. Whenever Stockholders request that any Registrable Securities be registered pursuant to Section 4.01 or 4.02 hereof, subject to the provisions of such Sections, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

(a) The Company will as expeditiously as possible (but in any event within (i) 45 days of receipt of a request for a Demand Registration or (ii) in the case of a Shortform Registration, within 21 days of receipt of a request for a Demand Registration) prepare and file with the SEC a registration statement on any form reasonably acceptable to FP for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Holders included in such registration statement shall have actually been sold thereunder).

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company will, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder. FP shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to FP and the Company shall use all reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company will (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company will use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Stockholder holding such Registrable Securities reasonably (in light of such

Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder, provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company will immediately notify each Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f) (i) FP will have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of a Demand Registration, which underwriter or underwriters may include any Affiliate of FP, and (ii) the Company will select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company will make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 4.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such is made generally available to the public. Each Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it will give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company will furnish to each such Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

(i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each such Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Each such Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.04(e) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.04(e) hereof, and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.04(e) hereof to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 4.04(e) hereof.

(l) The Company will use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

Section 4.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Stockholder and it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 4.05.

Section 4.06. Indemnification by Participating Stockholders. Each Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with respect to information furnished in writing by such Stockholder or on such Stockholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 4 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Stockholder shall be liable under this Section 4.06 for any loss, claim, damage, liability or expense in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such loss, claim, damage, liability or expense relates.

Section 4.07. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 4, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such

Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 4.08. Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public exceeds the amount of any damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Stockholder’s obligation to contribute pursuant to this Section 4.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

Section 4.09. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 4.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 4.11. Cooperation by the Company. If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

Section 4.12. No Transfer of Registration Rights. None of the rights of Stockholders under this Article 4 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144 or Rule 144A of the Securities Act.

ARTICLE 5

CERTAIN COVENANTS AND AGREEMENTS

Section 5.01. Information. So long as FP holds any Company Securities, the Company shall deliver to FP:

(a) After the end of the first three fiscal quarters, as soon as practicable and in any event on or before the applicable filing deadline for filing quarterly reports on Form 10-Q (or any successor form) with the SEC, consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders’ equity and cash flow of the Company and its Subsidiaries for such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the Company’s Chief Financial Officer that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated, subject to normal year-end adjustments;

(b) After the end of each fiscal year as soon as practicable and in any event on or before the applicable filing deadline for filing annual reports on Form 10-K (or any successor form), consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders’ equity and cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case, in comparative form, the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(c) As soon as practicable and in any event no later than 20 days after the end of each fiscal month of the Company, the Company monthly management report for such month, covering the items set forth in Exhibit B hereto;

(d) Promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the Company’s financial statements made by such accountant, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

(e) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its securityholders or by any Subsidiary of the Company to its securityholders other than the Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental authority succeeding to any of its functions, and of all press releases and other written statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business of the Company and its Subsidiaries;

(f) From time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as FP may reasonably request.

(g) The Company’s obligation to provide information pursuant to paragraphs (a) and (b) of this Section 5.01 and Section 5.02 shall be deemed satisfied upon the timely filing of such information with the SEC.

Section 5.02. Reports. Subject to Section 5.01(g), the Company will furnish the Stockholders with the quarterly and annual financial reports that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or, in the event the Company is not required to file such reports, quarterly and annual reports containing the same information as would be required in such reports.

Section 5.03. Cooperation in Refinancing. Each Stockholder agrees to cooperate to the extent commercially reasonable with the Company and take such steps as the Board reasonably deems appropriate in any financing of debt of the Company and any of its Subsidiaries, including executing such documents as the Board reasonably determines should be filed with any governmental agency and conducting presentations to potential investors and rating agencies. This Section 5.03 shall not be construed to require any Stockholder to contribute any additional capital to the Company.

Section 5.04. Appointment of Stockholder Representative. Each of FP and, to the extent that any Permitted Transferee of FP shall have become a Stockholder, such Stockholder irrevocably appoint the FP Stockholder Representative its agent and true and lawful attorney-in-fact, with full power of substitution, to take the actions, receive notices and exercise the powers delegated to the FP Stockholder Representative under this Agreement in the name of each such Stockholder, together with such actions and powers as are reasonably incidental thereto. Notwithstanding the foregoing, the FP Stockholder Representative shall not take any action or exercise any power to the extent that the holders of the majority of the Fully Diluted Common Shares held by FP and its Permitted Transferees shall have voted to prevent the Stockholder Representative from taking such action or exercising such power. “FP Stockholder Representative” means FP, as agent for FP and its Permitted Transferees that are Stockholders. The entity appointed as the FP Stockholder Representative may be replaced at any time and from time to time by the vote of a majority of the Fully Diluted Common Shares held by FP and its Permitted Transferees. Either of FP or the new FP Stockholder Representative shall notify the Company of such appointment as promptly as practicable after such appointment.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Entire Agreement. This Agreement, the Charter and the Bylaws constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.03. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that, subject to Section 3.04, any Permitted Transferee acquiring Company Securities and any Person acquiring Company Securities who is required by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Stockholder”. Any Stockholder who ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 4.05, 4.06, 4.07, 4.08 and 4.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities and (ii) Sections 6.09, 6.10, 6.11 and 6.12).

Section 6.04. Waiver; Amendment; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Stockholders (including FP) holding at least 50% of the outstanding Common Shares held by the parties hereto at the time of such proposed amendment or modification.

(b) Any amendment or modification of any provision of this Agreement that would adversely affect FP may be effected only with the consent of FP.

Section 6.05. Notices. All notices, requests and other communications to any party shall be in writing (including facsimile transmissions) and shall be given,

if to the Company to:

NPTest Holding Corporation

150 Baytech Drive

San Jose, CA 95134

Attention: Chief Executive Officer

Fax: (408) 586-8117

with a copy to FP at the address listed below.

if to FP, to:

NPTest Holding, LLC

c/o Francisco Partners, L.P.

2882 Sand Hill Road, Suite 280

Menlo Park, CA 94025

Attention: Benjamin Ball

Fax: (650) 233-2999

with a copy to:

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

Attention: David W. Ferguson

Fax: (650) 752-2111

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person who becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

Section 6.06. Fees and Expenses. The Company shall pay all out-of-pocket costs and expenses of the Stockholders, including the fees and expenses of counsel, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.

Section 6.07. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 6.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 6.09. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 6.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.11. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.12. Consent to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the nonexclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.05 shall be deemed effective service of process on such party.

Section 6.13. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties’ intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

Section 6.14. Recapitalization. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Company Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Company Securities or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as fairly and equitably to preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

Section 6.15. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or grants rights superior to the rights granted to the Stockholders pursuant to, this Agreement. The Company represents and warrants to each Stockholder that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NPTest Holding Corporation

By:
Name:
Title:

NPTest Holding, LLC

By Francisco Partners, LP, Managing Member

By:
	Name:	Benjamin Ball
	Title:	Partner, Francisco Partners, LP

EXHIBIT A

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of                 , 2003 (the “Stockholders’ Agreement”) between NPTest Holding, LLC and NPTest Holding Corporation, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

The Joining Party’s Aggregate Ownership is                  Common Shares as of the date written below.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                              , 20

[NAME OF JOINING PARTY]

By:
Name
Title:

Address for Notices:

EXHIBIT B

MATTERS TO BE INCLUDED IN THE COMPANY’S

MONTHLY MANAGEMENT REPORT

1.	Consolidated monthly financial statements prepared in accordance with GAAP, as soon as available, but in any event within thirty (30) days after the close of each month, including an unaudited balance sheet of the Company as of the end of such month, together with the related statements of operations and statements of cash flows for each such month, and on a year to date basis, which balance sheets and statements of operations and statements of cash flows shall compare the financial information contained therein with the Company’s annual operating plan and budget for such period.

2.	Projected monthly income statements prepared on the same basis as those specified in Item 1, including revenue forecasts by major product segment and expense budgets by major expense category, for periods extending through a minimum of one year from the date of the report.

3.	A summary of realized and projected sales bookings for the most recent month and for periods extending through a minimum of one year from the date of the report, including probability-weighted “pipeline” projections of new bookings to the extent that the Company compiles such data for internal purposes.